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                                                                     Exhibit 4.8

                                                                  EXECUTION COPY

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                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 22, 2001

                                       to

                                   INDENTURE

                           Dated as of March 29, 2000

                                     Among

                 SOVEREIGN SPECIALTY CHEMICALS, INC., as Issuer

                  THE GUARANTORS PARTY THERETO, as Guarantors

                                      and

                        THE BANK OF NEW YORK, as Trustee

                                  ------------

                               up to $200,000,000

              11-7/8% Senior Subordinated Notes Due 2010, Series A 11-7/8% Senior Subordinated Notes Due 2010, Series B

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         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 22, 2001, by and among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Company"), the guarantors party hereto and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").


                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of the Indenture, dated as of March 29, 2000 (the "Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company has issued $150,000,000 aggregate principal amount of its 11-7/8% Senior Subordinated Notes due 2010, Series A and 11-7/8% Senior Subordinated Notes due 2010, Series B and may issue up to an aggregate principal amount of $200,000,000 of notes under the Indenture (all such notes under the Indenture are "Securities");

         WHEREAS, pursuant to Articles Eleven and Twelve of the Indenture, each Guarantor unconditionally guaranteed the Company's obligations under the Securities and the Indenture in accordance with the terms set forth therein;

         WHEREAS, subsequent to the issuance of the Securities, the Company has acquired or formed SOVEREIGN ADHESIVES, INC., a Delaware corporation, IMPERIAL ADHESIVES, INC., a Delaware corporation, SOVEREIGN HOLDINGS, LLC, a Delaware limited liability company and SOVEREIGN LATIN AMERICA, LLC, a Delaware limited liability company (the "New Subsidiaries") which are required to become Guarantors;

         WHEREAS, pursuant to Section 4.19 of the Indenture, the New Subsidiaries, the Company and the Trustee are required to execute and deliver this Supplemental Indenture pursuant to which the New Subsidiaries shall unconditionally guarantee all the Company's obligations under the Indenture and the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Indenture.

         SECTION 2. Guarantee.

         (a) Each New Subsidiary hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, all of the Company's obligations under the Securities and the Indenture on the terms set forth in Articles Eleven and Twelve thereof.

         (b) Each New Subsidiary agrees that it shall be deemed a "Guarantor" for all purposes under the Indenture.

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     SECTION 3.  Ratification of Indenture; Supplemental Indentures Part of
Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

     SECTION 4. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN NEW YORK GENERAL OBLIGATION LAW SECTIONS 5-1401 AND 5-1402).

     SECTION 5. Trust Indenture Act Controls. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) ("TIA") that are required to be a part of this Supplemental Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Supplemental Indenture as so modified. If any provision of this Supplemental Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Supplemental Indenture. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Supplemental Indenture) are a part of and govern this Supplemental Indenture, whether or not physically contained herein.

     SECTION 6. Recitals. The recitals herein shall be taken as the statements of the Company and the New Subsidiaries, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                            [SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

                                        SOVEREIGN SPECIALTY
                                        CHEMICALS, INC.,
                                        as Issuer

                                   By:  /s/ John R. Mellett
                                        ---------------------------
                                        Name: John R. Mellett
                                        Title: Vice President



                                        PIERCE & STEVEN CORP.,
                                        SIA ADHESIVES, INC.,
                                        OSI SEALANTS, INC.,
                                        TANNER CHEMICALS, INC.,
                                        as Guarantors

                                   By:  /s/ John R. Mellett
                                        ---------------------------
                                        Name: John R. Mellett
                                        Title: Vice President



                                        New Subsidiaries:
                                        -----------------

                                        SOVEREIGN ADHESIVES, INC.,
                                        as Guarantor

                                   By:  /s/ Louis M. Pace
                                        ---------------------------
                                        Name: Louis M. Pace
                                        Title: Vice President



                                        IMPERIAL ADHESIVES, INC.,
                                        as Guarantor

                                   By:  /s/ Louis M. Pace
                                        ---------------------------
                                        Name: Louis M. Pace
                                        Title: Vice President

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                                             SOVEREIGN HOLDINGS, LLC,
                                             as Guarantor

                                        By:  /s/ Robert B. Covalt
                                             --------------------------------
                                             Name: Robert B. Covalt
                                             Title: Manager



                                             SOVEREIGN LATIN AMERICA, LLC,
                                             as Guarantor

                                        By:  /s/ Robert B. Covalt
                                             --------------------------------
                                             Name: Robert B. Covalt
                                             Title: Manager


                                             THE BANK OF NEW YORK,
                                             as Trustee

                                        By:  /s/ Mary LaGumina
                                             --------------------------------
                                             Name: Mary LaGumina
                                             Title: Vice President